EXHIBIT 10.4

DMC GLOBAL INC.
2025 OMNIBUS INCENTIVE PLAN
CASH-BASED AWARD AGREEMENT
Notice of Cash-Based Award Grant

DMC Global Inc. (the “Company”) grants to the Participant named below, in accordance with the terms of the DMC Global Inc. 2025 Omnibus Incentive Plan (the “Plan”) and the Cash-Based Award Agreement attached hereto (such agreement, together with this Notice of Cash-Based Award Grant, the “Agreement”), a Cash-Based Award (the “Award”) representing the opportunity to earn all or a portion of the amount of the cash payment set forth below subject to the terms set forth below and in the Plan and the Agreement. All capitalized terms not defined herein or in the Agreement shall have the meanings given to such terms in the Plan.

PARTICIPANT: [●]

DATE OF GRANT: [●], 20[●]

TARGET AMOUNT OF CASH
SUBJECT TO AWARD (“TARGET AWARD”): $[●]

OVERVIEW:    Subject to the Plan and the Agreement, the Participant shall be eligible to earn a cash payment between [0% - 200%] of the Target Award based on the attainment of the Performance Measures described below over the Performance Period set forth below. Except as set forth in the Agreement, the Participant must remain in the Continuous Service of the Company from the Date of Grant through the last day of the Performance Period in order to earn any portion of the Award hereunder.

PERFORMANCE
PERIOD:     January 1, 20[●] - December 31, 20[●] [Three-year period]
-
PERFORMANCE
MEASURES:    The actual amount of the cash payment earned and vested hereunder (the “Earned Award”) shall be equal to (x) the Target Award awarded, multiplied by (y) the Attainment Percentage.

    The “Attainment Percentage” shall be based on [INSERT APPLICABLE COMPANY UNIT]’s cumulative [consolidated] average Adjusted EBITDA over the Performance Period as compared to Target Cumulative [Consolidated] Adjusted EBITDA (defined below) [and (ii) [INSERT APPLICABLE COMPANY UNIT]’s cumulative [consolidated] Adjusted Free Cash Flow over the Performance Period as compared to Target Cumulative [Consolidated] Adjusted Free Cash Flow (defined below). Cumulative [Consolidated] Adjusted EBITDA and Cumulative [Consolidated] Adjusted Free Cash Flow are weighted [●%] Adjusted EBITDA and [●%] Adjusted Free Cash Flow for purposes of calculating the Attainment Percentage].

“Target Cumulative [Consolidated] Adjusted EBITDA” is equal to [$●]. Payout shall be calculated based on cumulative [consolidated] Adjusted EBITDA over the Performance Period with a minimum cumulative [consolidated] Adjusted EBITDA of [$●] and a maximum cumulative [consolidated] Adjusted EBITDA of [$●].

[“Target Cumulative [Consolidated] Adjusted Free Cash Flow” is equal to [$●]. Payout shall be calculated based on cumulative [consolidated] Adjusted Free Cash Flow over the Performance Period with a minimum cumulative [consolidated] Adjusted Free Cash Flow of [$●] and a maximum cumulative [consolidated] Adjusted Free Cash Flow of [$●].]

ADJUSTED EBITDA:     “Adjusted EBITDA” shall be defined as follows: EBITDA is defined as net income (loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring expenses and asset impairment charges (if applicable) and, when appropriate, unusual or infrequent items that management does not utilize in assessing [INSERT APPLICABLE COMPANY UNIT]’s operating performance. For purposes of this Agreement, Adjusted EBITDA for a relevant fiscal year shall be the same as reported in the Company’s Form 10-K.

ADJUSTED FREE
CASH FLOW:     “Adjusted Free Cash Flow” shall be defined as total cash from operations minus capital expenditures, net, and, when appropriate, adjusted for unusual or infrequent cash payments or receipts that management does not utilize in assessing [INSERT APPLICABLE COMPANY UNIT]’s performance. For purposes of this Agreement, total cash from operations and capital expenditures, net, shall be the same as the [business segment] results utilized for consolidated reporting in the Company’s Form 10-K.]

The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Agreement attached hereto subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and the Agreement (including this Notice of Cash-Based Award Grant) in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice of Cash-Based Award Grant and fully understands all provisions hereof and of the Plan and the Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and the Agreement (including this Notice of Cash-Based Award Grant). The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	DMC GLOBAL INC.

By:	By:
Name:	Name:
Address:	Title:
Date:
Date:

Cash-Based Award Agreement

Section 1. Grant of Cash-Based Award. The Company hereby grants to the Participant the Cash-Based Award (the “Award”) representing the opportunity to earn all or a part of the amount of the cash payment set forth in the Notice of Cash-Based Award Grant, subject to the terms, definitions and provisions of the Plan and the Agreement. All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth in the Agreement are incorporated by reference. To the extent any provision of the Agreement is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Section 2. Termination of Continuous Service.

(a) In the event of the termination of the Participant’s Continuous Service by the Company as a result of the Participant’s death or Disability, upon such termination of Continuous Service the Participant shall earn and vest in an Earned Award equal to the Target Award. In the event of the termination of the Participant’s Continuous Service without Cause (as defined in Section 2 of the Agreement) or by the Participant for Good Reason (as defined in and pursuant to this Section 2 of the Agreement), the Participant shall be eligible to earn and vest in an Earned Award at the end of the Performance Period determined as if the Participant had not terminated Continuous Service.

(b) For purposes of the Agreement, the term “Cause” shall have the meaning ascribed to such term in the Company’s Executive Severance Plan of February 26, 2025 (as may be modified or amended, the “Severance Plan”); provided, that if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, the term “Cause” shall have the same meaning as provided in the Plan. For clarity, the Committee has sole discretion under this Agreement to determine whether a Participant is a participant in and a party to an agreement under the Severance Plan.

(c) For purposes of the Agreement, the term “Good Reason” shall have the meaning ascribed to such term in any severance, employment or other similar plan, arrangement or agreement to which the Participant is a party or participant; provided, that if the Participant is not a participant in (or a party to an agreement under) such plan, arrangement or agreement at the time of the applicable termination of Continuous Service, then references to “Good Reason” in the Agreement shall be disregarded for all purposes hereof, and the Participant shall not be entitled to vesting of the Award in the event of termination of Continuous Service for any reason other than termination due to death, Disability or termination by the Company and its Subsidiaries without Cause.

Section 3. Effect of Change in Control.

(a) If, as of the date of the Change in Control, the Award has not yet been earned and remains subject to performance conditions or other restrictions, the Award shall cease to be subject to such conditions and shall be deemed earned and vested as of the date of the consummation of the Change in Control as provided herein, unless the Award is assumed or substituted by the continuing entity on substantially equivalent terms or with substantially equivalent economic benefits (as determined by the Committee prior to the Change in Control); provided, however, that in the event that the Participant’s Continuous Service is terminated (i) by the Company and its Subsidiaries without Cause or (ii) by the Participant for Good Reason, within twenty-four (24) months following consummation of the Change in

Control, the performance conditions and other restrictions applicable to such assumed or substituted award shall lapse (and vesting and earning of such award shall accelerate) upon such termination. For the purposes herein, in the event that the Participant’s Award is deemed vested and earned as provided herein, the Earned Award shall be based on the greater of (i) the Earned Award determined as if the date of the Change in Control were the last day of the Performance Period and the Target Cumulative [Consolidated] Adjusted EBITDA [and the Target Cumulative [Consolidated] Adjusted Free Cash Flow] was adjusted downward to reflect the shortened Performance Period or (ii) the Target Award.

(b) For purposes of the Agreement, the term “Change in Control” shall have the meaning ascribed to such term in the Severance Plan; provided, that if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, the term “Change in Control” shall have the same meaning as provided in the Plan.

Section 4. Non-Transferability of Award. Except as otherwise provided in the Plan and this Agreement or as determined by the Committee, the Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

Section 5. Performance Measures. Except as otherwise set forth in the Agreement (including the Notice of Cash-Based Award Grant), the Award shall become earned and vested based on the degree to which the Performance Measures set forth in the Notice of Cash-Based Award Grant are satisfied as determined by the Committee.

Section 6. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the Award and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant or as otherwise provided in the Plan.

Section 7. Payment. The Company shall pay to the Participant a lump sum cash payment, without interest, equal to the aggregate cash value of the Earned Award as soon as reasonably practicable following the certification of results for the Performance Period (or, if sooner, the termination of the Participant’s Continuous Service as a result of death or Disability or the occurrence of a Change in Control); provided that payment shall be made no more than seventy-four (74) days following the last day of the Performance Period (or, if sooner, no more than seventy-four (74) days following the date of the termination of the Participant’s Continuous Service by the Company and its Subsidiaries without Cause or due to the Participant’s death or Disability, or by the Participant for Good Reason). In no event shall the Participant be entitled to receive any cash distribution with respect to any unvested or forfeited portion of the Award.

Section 8. No Stockholder Rights. The Participant shall have no rights as a stockholder with respect to the Award.

Section 9. Taxes. Pursuant to Section 16 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the cash payment upon vesting of the Award or any other benefit, to satisfy such obligations. The Participant acknowledges that he or she is at all times solely responsible for paying any federal, state, foreign and/or local income or service tax due with respect to the Award, and the

Company shall not be liable for any interest or penalty that the Participant incurs by failing to make timely payments of tax or otherwise. The Company shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences or penalties) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

Section 10. Company Policies to Apply. As a condition to receiving the Award, the Participant agrees that he or she shall abide by the Company’s Clawback Policy(ies), Stock Ownership and Equity Retention Policy(ies) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Laws. By participating in the Plan, the Participant is deemed to have consented to the provisions of the Plan, including but not limited to Section 24(p) thereof.

Section 11. Miscellaneous Provisions.

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided in writing to the Company.

(b) Securities Laws. Upon the acquisition of any cash payment pursuant to the vesting of the Award, the Participant shall make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

(c) Choice of Law. TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE PLAN AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THE PLAN AND THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. ANY AND ALL DISPUTES BETWEEN A PARTICIPANT OR PERSON CLAIMING THROUGH HIM OR HER AND THE COMPANY OR ANY AFFILIATE RELATING TO THE PLAN OR AN AWARD SHALL BE BROUGHT ONLY IN THE STATE COURTS LOCATED IN DENVER, COLORADO, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO, AS APPROPRIATE.

(d) Modification or Amendment. The Committee may amend, alter, suspend and/or terminate the Award and this Agreement, prospectively or retroactively, but (except as otherwise provided in Sections 20(b) and (d) of the Plan) such amendment, alteration, suspension or termination shall not, without the written consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award. Notwithstanding the provisions of this Section 11(d), the Committee shall have unilateral authority to amend the Plan and this Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but in no way limited to federal securities laws).

(e) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(f) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended and/or restated.

(h) Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

(i) Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Board or the Committee. The resolution of such dispute by the Board or the Committee, as applicable, shall be final and binding on all persons.

(j) Section 409A Compliance. The intent of the parties is that payments in respect of the Award be exempt from or comply with Section 409A of the Code (including but not limited pursuant to the “short-term deferral” exemption), and this Agreement and the Notice of Cash-Based Award Grant shall be interpreted and administered accordingly.

(k) Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain the Participant’s acceptance of any documents related to the Award by electronic means or request such Participant’s consent to participate in the Plan by electronic means.

(l) Effect of Certain Changes in Status. Notwithstanding the other terms of the Plan or this Agreement, the Committee has the sole discretion to determine at any time the effect, if any, of any changes in the Participant’s status as an Employee, including but not limited to a change from full-time to part-time, or vice versa, or other similar changes in the nature or scope of the Participant’s employment or service, on the Award (including but not limited to modifying the vesting of the Award).